UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2014 (October 29, 2014)

JOHN B. SANFILIPPO & SON, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19681	36-2419677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of John B. Sanfilippo & Son, Inc. (the “Registrant”), the Registrant’s stockholders approved the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Plan”).

The purpose of the Omnibus Plan is to foster and promote the long-term financial success of the Registrant by (i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in the Registrant by Omnibus Plan participants (including employees, executive officers and nonemployee directors), and (iii) enabling the Registrant to attract and retain qualified and competent persons as employees of the Registrant and to serve as members of the Board of Directors upon whose judgment, interest, and performance are required for the successful operations of the Registrant.

The aggregate number of shares of Common Stock that are available for issuance pursuant to awards under the Omnibus Plan is 1,000,000.

The Omnibus Plan authorizes the following types of awards to be made to employees, officers or nonemployee directors of the Registrant as designated by the Compensation Committee of the Registrant:

•	Restricted stock and restricted stock units, which represent the right to receive shares of Common Stock in the future, each of which are subject to certain restrictions and conditions set by the Compensation Committee and also as set forth in the Omnibus Plan.

•	Performance shares, which represent the right to receive shares of Common Stock in the future based on the achievement of one or more performance goals over a specified performance period. The number of performance shares earned over a performance period may vary based on the level of achieved performance.

•	Performance units, which represent the right to receive shares of Common Stock or cash in the future based on the achievement of one or more performance goals over a specified performance period. The ultimate award earned over a performance period may vary based on the level of achieved performance.

•	Stock options, which give the holder the right to purchase shares of Common Stock at a specified price during specified time periods.

•	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR.

•	Other stock-based awards, in the discretion of the Compensation Committee, including unrestricted stock grants.

•	Cash-based awards, as established by the Compensation Committee, including awards designed to qualify as performance-based awards under Section 162(m) of the Internal Revenue Code.

Additional details regarding the Omnibus Plan are included in the Registrant’s 2014 Proxy Statement, under the heading “Proposal 4 – Approval of the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan.” The foregoing summary is qualified in its entirety by the full text of the Omnibus Plan, a copy of which is filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 28, 2014, and incorporated by reference herein.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On October 29, 2014, the Registrant held its Annual Meeting.

(b)	The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

(i) The following directors were elected at the Annual Meeting and the voting for each director was as follows (with Common Stock and Class A Common Stock stockholders voting separately):

Nominee	For	Withhold	Broker Non-Vote
(Common Stock Directors and Voting Results)

Governor Jim Edgar	4,953,760	876,350	2,739,995
Daniel M. Wright	5,582,175	247,935	2,739,995
Ellen C. Taaffe	5,576,995	253,115	2,739,995

(Class A Common Stock Directors and Voting Results)

James J. Sanfilippo	2,597,426	0	0
Jasper B. Sanfilippo, Jr.	2,597,426	0	0
Jeffrey T. Sanfilippo	2,597,426	0	0
Mathias A. Valentine	2,597,426	0	0
Michael J. Valentine	2,597,426	0	0
Timothy R. Donovan	2,597,426	0	0

(ii) The Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the 2015 fiscal year was ratified by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Vote
PricewaterhouseCoopers LLP	33,591,316	99,229	5,685	0

(iii) The advisory vote on executive compensation was approved by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Votes
Advisory vote on executive compensation	31,634,799	132,991	36,580	2,739,995

(iv) The Omnibus Incentive Plan was approved by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Votes
Approval of the Omnibus Plan	31,230,756	559,286	14,328	2,739,995

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits	The exhibit incorporated by reference is listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC. (Registrant)

Date: October 31, 2014	By:	/s/ Michael J. Valentine
	Name:	Michael J. Valentine
Chief Financial Officer, Group President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan (Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 28, 2014 (Commission File No. 0-19681)).